Exhibit 3.2

BYLAWS

OF

SAND HILL IT SECURITY CORP.

ARTICLE I

OFFICES

Section 1.1. Registered Office and Agent. The initial registered office shall be 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the initial registered agent of the corporation at such address shall be The Corporation Trust Company.

Section 1.2. Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meetings. Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and transacting such other business as properly may be brought before the meeting.

Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called at any time by the Chairman, the Chief Executive Officer or the President and shall be called by the Chairman, Chief Executive Officer, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than 10% of shares of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.4. Quorum; Vote Required for Action. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a vote of the holders of a majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5. Adjournments. Notwithstanding any other provisions of these Bylaws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 2.6. Voting Rights; Proxies. Unless otherwise provided by law or by the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 2.7. Unanimous Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding capital stock having voting power. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the corporation, such written consent or consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Section 2.8. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.9. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, as amended (“DGCL”), the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by Article II, Section 2.7 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. Number; Qualifications. The number of directors shall be as fixed in such manner as may be determined by the vote of a majority of the directors then in office, but shall not be less than one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Article III, Section 3.2 hereof, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. A majority of the directors may elect from its members a chairman. The chairman, if any, shall hold this office until his successor shall have been elected and qualified.

Section 3.2. Staggered Board. Commencing with the Written Consent in Lieu of Organizational Meeting of the initial Class C director dated April 20, 2004, in lieu of electing the whole number of directors annually, the directors, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class (“Class A”) to expire at the annual meeting of shareholders to be held in 2005, the term of office of the second class (“Class B”) to expire at the annual meeting of shareholders to be held in 2006, and the term of office of the third class (“Class C”) to expire at the annual meeting of shareholders to be held in 2007, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed. At each annual meeting of shareholders, commencing with the annual meeting of shareholders to be held in 2005, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed, and (ii) if authorized by a resolution of the board of directors, directors may be elected to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created. The initial Class C director shall be Humphrey P. Polanen. The initial Class C director shall elect the other Class A, Class B and Class C directors as he deems necessary. Notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 3.2 may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting stock of the corporation voting together as a single class at a meeting of shareholders called by the action of the board of directors.

Section 3.3. Vacancies. Any vacancy in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors may be filled by a vote of the remaining directors then in office or by a sole remaining director and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.4. Powers. The business, affairs and property of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.5. Resignations. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time and place of holding regular meetings of the Board of Directors may be changed by the Chairman, the Chief Executive Officer, the President or any Vice President by giving written notice thereof as provided in Article III, Section 3.7 hereof.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be held whenever called by (i) the Chairman, the Chief Executive Officer or the President (ii) the Chairman, the Chief Executive Officer, the President or the Secretary on the written request of a majority of the Board of Directors; or (iii) resolution adopted by the Board of Directors. Special meetings may be held within or without the State of Delaware as may be stated in the notice of the meeting.

Section 3.8. Notice of Meetings. Written notice of the time, place and general nature of the business to be transacted at all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, must be given to each director at least forty-eight (48) hours prior to the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.9. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; but a lesser number may adjourn the meeting from day to day, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10. Action by Unanimous Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the board or the committee of the board, as the case may be, consent thereto in writing, which may be in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee thereof. Such writing(s) shall be manually executed if practicable, but if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

Section 3.11. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 3.12. Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and the vacancy or vacancies, if any, caused by such removal shall be filled at such meeting by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

Section 3.14. Committees. The Board of Directors may, by resolution adopted by a majority of the members of the Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee. The alternate members of any committee may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

ARTICLE IV

NOTICES

Section 4.1. Notices. Whenever, under the provisions of the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice must be in writing and may be given in person, in writing or by mail, telegram, telecopy or other similar means of visual communication, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid. Such notice shall be deemed to be given (i) if by mail, one day following the day when the same shall be deposited in the United States mail, and (ii) otherwise, when such notice is transmitted.

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1. Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the corporation shall be elected or appointed by the Board of Directors and may include, at the discretion of the Board, a Chairman, a President, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Treasurer and such Executive, Senior or other Vice Presidents and other officers as may be determined by the Board of Directors. Any number of offices may be held by the same person. The officers of the corporation shall hold office until their successors are chosen and qualified, except that any officer may resign at any time by written notice to the corporation and the Board of Directors may remove any officer at any time at its discretion with or without cause. Any vacancies occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors, by resolution adopted by all of its members, at any regular or special meeting.

Section 5.2. Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors. The Chairman, if one is elected, and otherwise the President (or Chief Executive Officer), shall preside at all meetings of the Board. The President (or Chief Executive Officer) shall preside at all meetings of the Stockholders.

ARTICLE VI

STOCK

Section 6.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, (i) the Chairman, the Chief Executive Officer, the President, or a Vice President, and (ii) a Vice President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2. Certificates Issued for Partly Paid Shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 6.3. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.4. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.5. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to applicable federal and state securities laws and contractual obligations, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by resolution adopted by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 7.3. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted from time to time in the manner prescribed in the Certificate of Incorporation.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.2. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper

Section 8.3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 8.4. Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

Section 8.5. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.6. The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 8.7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 8.8. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

Section 8.9. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 8.10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.11. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The undersigned, being the duly elected and serving Chief Executive Officer of Sand Hill IT Security Acquisition Corp., does hereby certify that the foregoing is a true and correct copy of the Bylaws of the corporation that were duly adopted by the directors of the corporation by unanimous written consent dated as of April 20, 2004.

Humphrey P. Polanen